                                                                     Exhibit 23


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Alleghany Corporation:

We consent to the incorporation by reference in the registration statement on Form S-8 of Alleghany Corporation of our report dated March 8, 2001 relating to the consolidated financial statements of Alleghany Corporation and subsidiaries as of December 31, 2000 and 1999, and for each of the years in the three-year period then ended, which report appears in the December 31, 2000 annual report on Form 10-K of Alleghany Corporation and to the reference to our firm as experts.

                                                /s/ KPMG LLP
New York, New York
January 18, 2002